Exhibit 99.2

China Education Alliance Announces it will Release Fiscal Year 2010 Audited Financial Results in Addition to Fourth Quarter Financial Results

Press Release Source: China Education Alliance, Inc. On Wednesday March 16, 2011, 7:00 am EDT

HARBIN, China, March 16, 2011 /PRNewswire-Asia-FirstCall/ -- China Education Alliance, Inc. ("China Education Alliance" or the "Company") (NYSE:CEU - News), a China-based education resource and services company, today announced that it will host a conference call to discuss the Company's audited financial results for full year 2010 ended December 31, 2010, along with fourth quarter 2010 financial results on Friday, April 1, 2011 at 9 a.m. E.D.T. (9 p.m. Harbin time on April, 2011).

Mr. Xiqun Yu, Chairman and Chief Executive Officer of China Education Alliance, and Ms. Alice Rogers, Chief Financial Officer, will discuss the results and take questions following the prepared remarks.

The dial-in details for the live conference call are as follows:

- U.S. Toll Free Number: +1-866-713-8564
- International dial-in number: +1-617-597-5312
- China Toll Free Number: +86-108008521490
- Hong Kong Toll Free Number: +852-3002-1672
Passcode: CEU

A live webcast of the conference call will be available on the investor relations section of the Company's website at: http://www.chinaeducationalliance.com

A telephone replay of the call will be available for seven days after the conclusion of the conference call. The dial-in details for the replay are as follows:

- U.S. Toll Free Number: +1-888-286-8010
- International dial-in number: +1-617-801-6888
Passcode: 16090924

About China Education Alliance

China Education Alliance, Inc. (http://www.chinaeducationalliance.com) is a fast-growing, leading, China-based company offering high-quality education resources and services to students ages 6 to 18 and adults (university students and professionals) ages 18 and over. For students ages 6 to 18, China Education Alliance offers supplemental, online exam-oriented training materials and onsite, exam-oriented training and tutoring services. The company provides online, downloadable famous-teacher resources and onsite, personalized instruction. All resources and tutoring services are provided by famous teachers within mainland China. The purpose of online exam-orientated resources and onsite tutoring is to help Chinese students (ages 6 to 18) pass the two most important and highly competitive exams in their educational career: the senior high school entrance and college entrance exams. For graduates and professionals age 18 and over, China Education Alliance provides vocational training including IT and several professional training programs.

Forward-Looking Statements

Statements contained in this press release, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, expectations of signing new customers and contracts, developing new products, projected revenues and earnings, and the success of new products. These forward-looking statements are based largely on current expectations and are subject to a number of known and unknown risks, uncertainties and other factors beyond our control that could cause actual events and results to differ materially from these statements. These statements are not guarantees of future performance, and readers are cautioned not to place undue reliance on these forward-looking statements, which are relevant as of the date of the given press release and should not be relied upon as of any subsequent date. China Education Alliance undertakes no obligation to update the forward-looking information contained in this press release.

For more information, please contact:

China Education Alliance, Inc.
Alice Lee Rogers, CFO
Tel: +1-626-379-5956
Email: alice@edu-chn.com

Christensen
Jenny Wu
Tel: +86 138 1041 7114
Email: jwu@christensenIR.com